i3 VERTICALS REPORTS THIRD QUARTER 2024 FINANCIAL RESULTS
Completes Public Sector Acquisition
Authorizes $50 Million Share Repurchase Program
NASHVILLE, Tenn. (August 8, 2024) – i3 Verticals, Inc. (Nasdaq: IIIV) (“i3 Verticals” or the “Company”) today reported its financial results for the fiscal third quarter ended June 30, 2024.
Highlights for the three and nine months ended June 30, 2024 vs. 2023 from continuing operations1
•Third quarter revenue from continuing operations was $56.0 million, a decrease of 2% over the prior year's third quarter. Revenue from continuing operations for the nine months ended June 30, 2024, was $169.1 million, an increase of 1% over the prior year's first nine months.
•Third quarter net loss from continuing operations was $13.8 million, compared to net loss from continuing operations of $10.9 million in the prior year's third quarter. Net loss from continuing operations for the nine months ended June 30, 2024, was $20.4 million, compared to a net loss from continuing operations of $22.4 million in the prior year's first nine months.
•Third quarter net loss from continuing operations attributable to i3 Verticals, Inc. was $11.4 million, compared to net loss from continuing operations attributable to i3 Verticals, Inc. of $8.5 million in the prior year's third quarter. Net loss from continuing operations attributable to i3 Verticals, Inc. for the nine months ended June 30, 2024, was $16.4 million, compared to net loss from continuing operations attributable to i3 Verticals, Inc. of $16.7 million in the prior year's first nine months.
•Third quarter adjusted EBITDA from continuing operations2 was $12.9 million, a decrease of 11% over the prior year's third quarter. Adjusted EBITDA from continuing operations2 for the nine months ended June 30, 2024, was $42.1 million, a decrease of 4% over the prior year's first nine months.
•Third quarter Adjusted EBITDA from continuing operations2 as a percentage of revenue was 23%, compared to 25% in the prior year's third quarter. Adjusted EBITDA2 from continuing operations as a percentage of revenue for the nine months ended June 30, 2024, was 25%, compared to 26% in the prior year's first nine months.
•Third quarter diluted net loss per share attributable to Class A common stock from continuing operations was $0.49, compared to diluted net loss per share attributable to Class A common stock from continuing operations of $0.37 in the prior year's third quarter. Diluted net loss per share attributable to Class A common stock from continuing operations was $0.70 for the nine months ended June 30, 2024, compared to diluted net loss per share attributable to Class A common stock from continuing operations of $0.72 in the prior year's first nine months.
•Third quarter pro forma adjusted diluted earnings per share from continuing operations2, which gives pro forma effect to the Company's tax rate, was $0.07 compared to $0.15 for the prior year's third quarter. Pro forma adjusted diluted earnings per share from continuing operations2 for the nine months ended June 30, 2024, was $0.31 compared to $0.49 for the prior year's first nine months.
◦Diluted net loss per share attributable to Class A common stock from continuing operations and pro forma adjusted diluted earnings per share from continuing operations both exclude discontinued operations but include the consolidated cash interest expense. Cash interest expense for the three and nine months ended June 30, 2024, was $7.7 million and $21.4 million, respectively. The Company's fully diluted share count for the three and nine months ended June 30, 2024, was 33,707,331 and 33,781,826, respectively. The per share impact, on a fully diluted basis of the cash interest expense on these measures for the three and nine months ended June 30, 2024, was $0.23 and $0.63.
•Annualized Recurring Revenue ("ARR") from continuing operations3 for the three months ended June 30, 2024 and 2023 was $181.3 million and $174.5 million, respectively, representing a period-to-period growth rate of 4%.
•As of June 30, 2024, consolidated interest coverage ratio was 3.5x and total leverage ratio was 3.6x. These ratios are defined in the Company's 2023 Credit Agreement.
•On August 1, 2024, the Company acquired a permitting and licensing business for $18.0 million in cash consideration, the issuance of 311,634 shares of the Company's Class A Common Stock, and an amount of contingent consideration (in an amount not to exceed $22.0 million), which is still being valued.
See footnotes on the following page.
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IIIV Reports Third Quarter 2024 Financial Results

August 8, 2024
1.As a result of the anticipated sale of i3 Verticals' merchant services business pursuant to the terms of the securities purchase agreement dated as of June 26, 2024, entered into by the Company with Payroc, the historical results of i3 Verticals' merchant services business have been reflected in discontinued operations in the consolidated statement of operations included in this earnings release, and continuing operations reflect the Company's remaining operations after giving effect to such classification. Prior period results have been recast to reflect this presentation.
2.Represents a non-GAAP financial measure. For additional information (including reconciliation information), see the attached schedules to this release.
3.Annualized Recurring Revenue (ARR) is the annualized revenue derived from software-as-a-service (“SaaS”) arrangements, transaction-based software-revenue, software maintenance, recurring software-based services, payments revenue and other recurring revenue sources within the quarter. This excludes contracts that are not recurring or are one-time in nature. The Company focuses on ARR because it helps i3 Verticals to assess the health and trajectory of the business. ARR does not have a standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. It should be reviewed independently of revenue, and it is not a forecast. Additionally, ARR does not take into account seasonality. The active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by i3 Verticals' customers.

Greg Daily, Chairman and CEO of i3 Verticals, commented, "At the end of June, we announced the definitive agreement for the sale of our Merchant Services Business. Following the closing, we will be a pure vertical market software business focused entirely on the Public Sector, Education and Healthcare markets. I am confident the remaining business has a very bright future. ARR grew 4% this quarter. We have a deep pipeline and still expect to grow revenue in the high-single digits in our fiscal 2025. While margins will initially take a step back after the Merchant Services transaction, we expect them to steadily improve as revenue scales.
"One of the outcomes of the sale of the Merchant Services Business is that we plan to pay off all of our revolving credit facility. We are excited about this circumstance as it will set the table for additional vertical market software M&A. We continue to find businesses who want to be a part of what we are building.
"One such business was acquired by i3 this month. It is a permitting and licensing company that has one of the absolute best products in the market. This business is a great fit with our existing public sector products and is led by a talented team. We expect it to be a driver of revenue growth going forward.”
Definitive Agreement Regarding the Sale of i3 Verticals' Merchant Services Business
As previously announced, on June 26, 2024, i3 Verticals, Inc., i3 Verticals, LLC, and i3 Holdings Sub, Inc., a wholly-owned subsidiary of i3 Verticals, LLC, entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Payroc Buyer, LLC (“Payroc”) and Payroc WorldAccess LLC. Pursuant to the terms of the Purchase Agreement, Payroc would purchase the equity interests of certain direct and indirect wholly-owned subsidiaries (the “Acquired Entities”) of i3 Verticals, LLC and i3 Holdings Sub, Inc. comprising the Merchant Services segment as well as certain assets within the Company's Software and Services segment related to the Non-profit and Property Management vertical markets, including its associated proprietary technology (collectively, the "Merchant Services Business"). The purchase price payable by Payroc to the Company for the equity interests of the Acquired Entities would be $440 million (the “Purchase Price”), payable in cash upon the closing of the transactions under the Purchase Agreement (the "Transactions"), subject to adjustments for closing net working capital and other purchase price adjustments provided in the Purchase Agreement.
The closing of the Transactions is subject to certain closing conditions set forth in the Purchase Agreement. We continue to expect the consummation of the Transactions to occur during the three months ending September 30, 2024.
Share Repurchase Program
The Company's Board of Directors has approved a new share repurchase program for the Company’s Class A common stock, under which the Company may repurchase up to $50 million of outstanding shares of Class A common stock. This share repurchase program will terminate on the earlier of August 8, 2025, or when the maximum dollar amount under the program has been expended. Pursuant to this authorization, repurchases may be made from time to time in the open market, through privately negotiated transactions, or otherwise. In addition, any repurchases under the authorization will be subject to prevailing market conditions, liquidity and cash flow considerations, applicable securities laws requirements (including under Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934, as applicable), and other factors.
Taking into account restrictions under the Company’s credit agreement, the Company does not anticipate making any repurchases under this authorization until the closing of the transactions under the Purchase Agreement. This share repurchase program does not require the Company to acquire any amount of shares of Class A common stock, and may be extended, modified, suspended or discontinued at any time.
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IIIV Reports Third Quarter 2024 Financial Results

August 8, 2024
Outlook for Continuing Operations for Fiscal Year 2024 and Fiscal Year 2025
The Company's practice is to provide annual guidance, excluding the impact of acquisitions, dispositions and transaction-related costs. In connection with the anticipated sale of the Merchant Services Business pursuant to the terms of the Purchase Agreement and the classification of the Merchant Services Business as discontinued operations as noted above, the Company has provided an outlook for continuing operations for the fiscal year ending September 30, 2024, and for the fiscal year ending September 30, 2025. Further, in light of these developments, the Company is withdrawing the consolidated-level guidance previously provided in the Company's earnings release issued on May 10, 2024.
The Company is providing the following outlook for continuing operations:

(in thousands, except share and per share amounts)	FY24 Continuing Operations Outlook Range			FY25 Continuing Operations Outlook Range

Revenue	$228,000	-	$234,000	$243,000	-	$263,000
Adjusted EBITDA (non-GAAP)	$56,000	-	$60,000	$63,000	-	$71,500
Depreciation and internally developed software amortization				$12,000	-	$14,000
Cash interest expense, net				$1,000	-	$2,000
Pro forma adjusted diluted earnings per share(1)(non-GAAP)				$1.05	-	$1.25
_______________________
1.Assumes an effective pro forma tax rate of 25.0% (non-GAAP).

With respect to the “Outlook for Continuing Operations for Fiscal Year 2024 and Fiscal Year 2025” above, reconciliations of adjusted EBITDA from continuing operations and pro forma adjusted diluted earnings per share from continuing operations guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including changes in the fair value of contingent consideration, income tax expense of i3 Verticals, Inc. and equity-based compensation expense. The Company expects these adjustments may have a potentially significant impact on future GAAP financial results.
Conference Call
The Company will host a conference call on Friday, August 9, 2024, at 8:30 a.m. ET, to discuss financial results and operations. To listen to the call live via telephone, participants should dial (844) 887-9399 approximately 10 minutes prior to the start of the call. A telephonic replay will be available from 11:30 a.m. ET on August 9, 2024, through August 16, 2024, by dialing (877) 344-7529 and entering Confirmation Code 2697756.
To listen to the call live via webcast, participants should visit the “Investors” section of the Company’s website, www.i3verticals.com, and go to the “Events” page approximately 10 minutes prior to the start of the call. The online replay will be available on this page of the Company’s website beginning shortly after the conclusion of the call and will remain available for 30 days.
Non-GAAP Measures
This press release contains information prepared in conformity with GAAP as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of the Company's consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the most directly comparable GAAP financial measure are presented for historical periods so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.
Additional information about non-GAAP financial measures, including, but not limited to, pro forma adjusted net income from continuing operations, adjusted EBITDA from continuing operations and pro forma adjusted diluted EPS from continuing operations, and a reconciliation of those measures to the most directly comparable GAAP measures is included in the financial schedules of this release.
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IIIV Reports Third Quarter 2024 Financial Results

August 8, 2024
About i3 Verticals
The Company delivers seamless integrated software and services to customers in strategic vertical markets. Building on its sophisticated and diverse platform of software and services solutions, the Company creates and acquires software products to serve the specific needs of public and private organizations in its strategic verticals, including its Public Sector (including Education) and Healthcare verticals.
Forward-Looking Statements
This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements, including any statements regarding the Company's fiscal 2024 and fiscal 2025 financial outlook for continuing operations and statements of a general economic or industry specific nature. Forward-looking statements give the Company's current expectations and projections relating to its financial condition, results of operations, guidance, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “could have,” “exceed,” “significantly,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
The forward-looking statements contained in this release are based on assumptions that we have made in light of the Company's industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties (many of which are beyond the Company's control) and assumptions. Factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among other things: the impact the anticipated sale of our Merchant Services Business pursuant to the terms of the Purchase Agreement, including the risks that the parties to the Purchase Agreement may be unable to complete the Transactions in a timely manner or at all, because, among other reasons, conditions to the closing of the Transactions set forth in the Purchase Agreement may not be satisfied or waived, uncertainty as to the timing of completion of the Transactions, the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement, risks related to disruption of management’s attention from ongoing business operations, post-closing risks related to the transition services agreement, the processing services agreement, the restrictive covenant agreement, and other ancillary agreements to be entered into at closing, and the ability of the Company to execute on its strategy and achieve its goals and other expectations after any completion of the Transactions; ongoing economic and geopolitical conditions, including the impact of inflation and elevated interest rates, competition in our industry and our ability to compete effectively, and regulatory developments; the successful integration of acquired businesses; and future decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we have updated and may further update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.
Any forward-looking statement made by us in this release speaks only as of the date of this release and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:
Clay Whitson
Chief Financial Officer
(888) 251-0987
investorrelations@i3verticals.com
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IIIV Reports Third Quarter 2024 Financial Results

August 8, 2024
i3 Verticals, Inc. Consolidated Statements of Operations
(Unaudited)
($ in thousands, except share and per share amounts)

	Three Months Ended June 30,			Nine Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change

Revenue	$56,037	$57,260	(2)%	$169,059	$168,138	1%

Operating expenses
Other costs of services	4,722	3,944	20%	13,540	11,272	20%
Selling, general and administrative	45,033	45,045	—%	131,548	132,510	(1)%
Depreciation and amortization	6,969	6,665	5%	21,216	19,289	10%
Change in fair value of contingent consideration	(18)	6,183	n/m	(545)	9,891	n/m
Total operating expenses	56,706	61,837	(8)%	165,759	172,962	(4)%

(Loss) income from operations	(669)	(4,577)	(85)%	3,300	(4,824)	n/m

Other expenses (income)
Interest expense, net	7,906	6,725	18%	22,307	18,414	21%
Other income	—	(92)	(100)%	(2,150)	(295)	629%
Total other expenses	7,906	6,633	19%	20,157	18,119	11%

Loss before income taxes from continuing operations	(8,575)	(11,210)	(24)%	(16,857)	(22,943)	(27)%

Provision for (benefit from) income taxes	5,271	(292)	n/m	3,507	(500)	n/m

Net loss from continuing operations	(13,846)	(10,918)		(20,364)	(22,443)
Net income from discontinued operations, net of income taxes	5,548	4,840		16,950	16,342
Net loss	(8,298)	(6,078)	37%	(3,414)	(6,101)	(44)%

Net loss from continuing operations attributable to non-controlling interest	(2,416)	(2,392)		(3,944)	(5,702)
Net income from discontinued operations attributable to non-controlling interest	1,663	1,469		5,099	4,960
Net (loss) income attributable to non-controlling interest	(753)	(923)	(18)%	1,155	(742)	n/m

Net loss from continuing operations attributable to i3 Verticals, Inc.	$(11,430)	$(8,526)		$(16,420)	$(16,741)
Net income from discontinued operations attributable to i3 Verticals, Inc.	$3,885	$3,371		$11,851	$11,382
Net loss attributable to i3 Verticals, Inc.	$(7,545)	$(5,155)	46%	$(4,569)	$(5,359)	(15)%

Net loss per share attributable to Class A common stockholders from continuing operations:
Basic	$(0.49)	$(0.37)		$(0.70)	$(0.72)
Diluted	$(0.49)	$(0.37)		$(0.70)	$(0.72)
Net income per share attributable to Class A common stockholders from discontinuing operations:
Basic	$0.17	$0.15		$0.51	$0.49
Diluted	$0.15	$0.13		$0.46	$0.44
Net loss per share attributable to Class A common stockholders:
Basic and diluted	$(0.32)	$(0.22)		$(0.20)	$(0.23)
Weighted average shares of Class A common stock outstanding:
Basic	23,420,811	23,179,638		23,339,598	23,104,212
Diluted, for continuing operations	23,420,811	23,179,638		23,339,598	23,104,212
Diluted, for discontinued operations	33,707,331	33,845,584		33,781,826	33,956,879
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IIIV Reports Third Quarter 2024 Financial Results

August 8, 2024
i3 Verticals, Inc. Consolidated Balance Sheets
(Unaudited)
($ in thousands, except share and per share amounts)

	June 30,	September 30,
	2024	2023

Assets
Current assets
Cash and cash equivalents	$9,745	$3,105
Accounts receivable, net	48,655	50,785
Settlement assets	1,355	4,873
Prepaid expenses and other current assets	11,279	9,512
Current assets held for sale	237,002	17,269
Total current assets	308,036	85,544

Property and equipment, net	8,928	10,059
Restricted cash	2,396	4,215
Capitalized software, net	56,634	58,057
Goodwill	269,192	267,983
Intangible assets, net	154,039	163,149
Deferred tax asset	50,307	52,514
Operating lease right-of-use assets	9,564	11,815
Other assets	2,626	8,803
Long-term assets held for sale	—	219,354
Total assets	$861,722	$881,493

Liabilities and equity
Liabilities
Current liabilities
Accounts payable	$5,955	$6,369
Current portion of long-term debt	26,223	—
Accrued expenses and other current liabilities	22,827	33,580
Settlement obligations	1,355	4,873
Deferred revenue	29,497	32,785
Current portion of operating lease liabilities	3,477	3,657
Current liabilities held for sale	13,953	12,197
Total current liabilities	103,287	93,461

Long-term debt, less current portion and debt issuance costs, net	347,892	385,081
Long-term tax receivable agreement obligations	40,441	40,079
Operating lease liabilities, less current portion	6,949	8,968
Other long-term liabilities	17,238	23,078
Long-term liabilities held for sale	—	2,530
Total liabilities	515,807	553,197

Commitments and contingencies
Stockholders' equity
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized; 0 shares issued and outstanding as of June 30, 2024 and September 30, 2023	—	—
Class A common stock, par value $0.0001 per share, 150,000,000 shares authorized; 23,442,698 and 23,253,272 shares issued and outstanding as of June 30, 2024 and September 30, 2023, respectively	2	2
Class B common stock, par value $0.0001 per share, 40,000,000 shares authorized; 10,032,676 and 10,093,394 shares issued and outstanding as of June 30, 2024 and September 30, 2023, respectively	1	1
Additional paid-in capital	267,176	249,688
Accumulated deficit	(17,513)	(12,944)
Total stockholders' equity	249,666	236,747
Non-controlling interest	96,249	91,549
Total equity	345,915	328,296
Total liabilities and equity	$861,722	$881,493
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IIIV Reports Third Quarter 2024 Financial Results

August 8, 2024
i3 Verticals, Inc. Consolidated Cash Flow Data
(Unaudited)
($ in thousands)

	Nine Months Ended June 30,
	2024	2023

Net cash provided by operating activities	$33,266	$26,370
Net cash used in investing activities	$(16,755)	$(115,415)
Net cash (used in) provided by financing activities	$(15,215)	$85,482

Reconciliation of GAAP to Non-GAAP Financial Measures
The Company believes that the non-GAAP financial measures presented by the Company provide useful information to investors in understanding and evaluating the Company's ongoing operating results. Accordingly, the Company includes such non-GAAP financial measures when reporting its financial results to shareholders and potential investors in order to provide them with an additional tool to evaluate the Company’s ongoing business operations. The Company believes that these non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of the Company's current and ongoing business operations.
Although these non-GAAP financial measures assist in measuring the Company's operating results and assessing its financial performance, they are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation. The Company believes that the disclosure of these non-GAAP financial measures provides investors with important key financial performance indicators that are utilized by management to assess the Company's operating results, evaluate the business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of these non-GAAP financial measures to give shareholders and potential investors an opportunity to see the Company as viewed by management, to assess the Company with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. The Company believes that disclosure of these non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.

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IIIV Reports Third Quarter 2024 Financial Results

August 8, 2024
i3 Verticals, Inc. Reconciliation of GAAP Net Loss from Continuing Operations to Non-GAAP Pro Forma Adjusted Net Income from Continuing Operations and
Non-GAAP Adjusted EBITDA from Continuing Operations
(Unaudited)
($ in thousands)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2024	2023	2024	2023
Net loss from continuing operations attributable to i3 Verticals, Inc.	$(11,430)	$(8,526)	$(16,420)	$(16,741)
Net loss from continuing operations attributable to non-controlling interest	(2,416)	(2,392)	(3,944)	(5,702)
Non-GAAP adjustments:
Provision for (benefit from) income taxes	5,271	(292)	3,507	(500)
Non-cash change in fair value of contingent consideration(1)	(18)	6,183	(545)	9,891
Equity-based compensation from continuing operations(2)	4,432	6,124	14,811	17,784
M&A-related expenses(3)	1,931	26	2,889	1,112
Acquisition intangible amortization(4)	4,788	4,932	14,474	14,656
Non-cash interest expense(5)	221	582	897	1,312
Other taxes(6)	230	75	404	465
Net gain on exchangeable note repurchases and related transactions(7)	—	—	(2,257)	—
Gain on investment(8)	—	(92)	—	(295)
Loss on disposal of property and equipment(9)	—	—	107	—
Non-GAAP pro forma adjusted income before taxes from continuing operations	$3,009	$6,620	$13,923	$21,982
Pro forma taxes at effective tax rate(10)	(752)	(1,655)	(3,481)	(5,496)
Pro forma adjusted net income from continuing operations(11)	$2,257	$4,965	$10,442	$16,486
Cash interest expense, net(12)	7,685	6,143	21,410	17,102
Pro forma taxes at effective tax rate(10)	752	1,655	3,481	5,496
Depreciation and internally developed software amortization(13)	2,181	1,733	6,742	4,633
Adjusted EBITDA from continuing operations(14)	$12,875	$14,496	$42,075	$43,717

See footnotes on the following page.

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IIIV Reports Third Quarter 2024 Financial Results

August 8, 2024
1.Non-cash change in fair value of contingent consideration reflects the changes in management’s estimates of future cash consideration to be paid in connection with prior acquisitions from the amount estimated as of the later of the most recent balance sheet date forming the beginning of the income statement period or the original estimates made at the closing of the applicable acquisition.
2.Equity-based compensation expense related to stock options and restricted stock units issued under the Company's 2018 Equity Incentive Plan and 2020 Acquisition Equity Incentive Plan.
3.M&A-related expenses are the professional service and related costs directly related to any merger, acquisition and disposition activity of the Company. i3 Verticals believes these expenses are not reflective of the underlying operational performance of the Company. M&A-related expenses included $1,826 and $2,626 of transaction costs related to the anticipated sale of the Merchant Services Business for the three and nine months ended June 30, 2024, respectively. M&A-related expenses also includes financing costs related to the administration of the Company's exchangeable notes.
4.Acquisition intangible amortization reflects amortization of intangible assets and software acquired through business combinations, acquired customer portfolios, acquired referral agreements and related asset acquisitions.
5.Non-cash interest expense reflects amortization of debt issuance costs and any write-offs of debt issuance costs.
6.Other taxes consist of franchise taxes, commercial activity taxes, reserves for ongoing tax audit matters, the employer portion of payroll taxes related to stock option exercises and other non-income-based taxes. Taxes related to salaries are not included.
7.Net gain on exchangeable note repurchases and related transactions reflects the gain on repurchases of exchangeable notes and warrant unwinds, net of the loss on sale of bond hedge unwinds, which occurred during the three months ended June 30, 2024.
8.Gain on investment reflects contingent consideration received for an investment that was sold in a prior year.
9.Loss on disposal of property and equipment is related to the sale of a building purchased through an acquisition.
10.Pro forma corporate income tax expense is based on non-GAAP adjusted income before taxes from continuing operations and is calculated using a tax rate of 25.0% for both 2024 and 2023, based on blended federal and state tax rates.
11.Pro forma adjusted net income from continuing operations represents a non-GAAP financial measure and assumes that all net income during the period is available to the holders of the Company's Class A common stock.
12.Cash interest expense, net represents all interest expense net of interest income recorded on the Company's statement of operations other than non-cash interest expense, which represents amortization of debt issuance costs and any write-offs of debt issuance costs.
13.Depreciation and internally developed software amortization reflects depreciation on the Company's property, plant and equipment, net, and amortization expense on its internally developed capitalized software.
14.Represents a non-GAAP financial measure.
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IIIV Reports Third Quarter 2024 Financial Results

August 8, 2024
i3 Verticals, Inc. GAAP Diluted EPS from Continuing Operations and
Non-GAAP Pro Forma Adjusted Diluted EPS from Continuing Operations
(Unaudited)
($ in thousands, except share and per share amounts)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2024	2023	2024	2023
Diluted net loss attributable to Class A common stock per share from continuing operations	$(0.49)	$(0.37)	$(0.70)	$(0.72)
Pro forma adjusted diluted earnings per share from continuing operations(1)(2)(3)	$0.07	$0.15	$0.31	$0.49
Pro forma adjusted net income from continuing operations(2)	$2,257	$4,965	$10,442	$16,486
Pro forma weighted average shares of adjusted diluted Class A common stock outstanding(4)	33,707,331	33,845,584	33,781,826	33,956,879
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1.Pro forma adjusted diluted earnings per share from continuing operations, a non-GAAP financial measure, is calculated using pro forma adjusted net income from continuing operations and the pro forma weighted average shares of adjusted diluted Class A common stock outstanding.
2.Pro forma adjusted net income from continuing operations, a non-GAAP financial measure, assumes that all net income from continuing operations during the period is available to the holders of the Company's Class A common stock. Further, pro forma adjusted diluted earnings per share from continuing operations assumes that all Common Units in i3 Verticals, LLC and the associated non-voting Class B common stock were exchanged for Class A common stock at the beginning of the period on a one-for-one basis.
3.Diluted net loss per share attributable to Class A common stock from continuing operations and pro forma adjusted diluted earnings per share from continuing operations both exclude discontinued operations but include the consolidated cash interest expense. Cash interest expense for the three months ended June 30, 2024 and 2023 was $7.7 million and $6.1 million, respectively, and $21.4 million and $17.1 million for the nine months ended June 30, 2024 and 2023, respectively. The per share impact, on a fully diluted basis of the cash interest expense on these measures for the three months ended June 30, 2024 and 2023 was $0.23 and $0.18, respectively, and $0.63 and $0.50 for the nine months ended June 30, 2024 and 2023, respectively.
4.Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 10,052,017 and 10,108,218 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 234,503 and 557,728 shares resulting from estimated stock option exercises and restricted stock units vesting as calculated by the treasury stock method for the three months ended June 30, 2024 and 2023, respectively. Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 10,079,057 and 10,112,471 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 363,171 and 740,196 shares resulting from estimated stock option exercises and restricted stock units vesting as calculated by the treasury stock method for the nine months ended June 30, 2024 and 2023, respectively.
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